Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of ConnectOne Bancorp, Inc. of our report dated March 6, 2018, relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of ConnectOne Bancorp, Inc. for the year ended December 31, 2017, and to the reference to us under the heading “Experts” in the proxy statement-prospectus.

Crowe LLP

New York, New York
September 7, 2018